UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 29, 2008

OSAGE EXPLORATION AND DEVELOPMENT, INC.
(Exact name of small business issuer as specified in its charger)

Delaware	0-52718	26-0421736
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

2445 Fifth Avenue, Suite 310 San Diego, CA 92101 (Address of principal executive offices)	(619) 677-3956 (Issuer’s telephone number)

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On February 1, 2008, Osage Exploration & Development, Inc. (the “Registrant”) entered into an Office Lease (the “Lease”) with Fifth & Laurel Associates, LLC (the “Landlord”), pursuant to which the Registrant will rent approximately 1,386 square feet of office space in San Diego, California. The effective date of the Lease is Marc h 3, 2008 and is for a term of three (3) years.

The initial annual rent payable under the Lease is $44,184, payable in monthly installments of $3,682 after the Commencement Date, and subject to an annual 3% increase during the term of the Lease.  Pursuant to the Lease, the Registrant has paid a $3,382 initial security deposited to the Landlord and is required to pay additional rent equal to its pro rata share (based on the rentable area of the premises being leased by the Registrant) of the Landlord’s operating and tax expenses incurred in operating and managing the building.

The foregoing does not constitute a complete summary of the terms of the Lease, a copy of which is attached hereto as Exhibit 99.1.  The description of the terms of the Lease is qualified in its entirety by reference to such Exhibit.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit 99.1	Office Lease, dated February 1, 2008, by and between Osage Exploration & Development, Inc. and Fifth & Laurel Associates, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf of the undersigned thereunto duly authorized.

OSAGE EXPLORATION AND DEVELOPMENT, INC. (Registrant)

Date: March 3, 2008	By:	/s/ Kim Bradford
Kim Bradford
President and Chief Executive Officer